UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2020

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive		10573
Rye Brook,	New York
(Address of principal executive offices)		(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange
2.250% Senior Notes due 2023	XYL23	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 2.05	Costs Associated With Exit or Disposal Activities

On June 2, 2020, at the delegation of the Board of Directors of Xylem Inc. (the “Company”), management committed to several restructuring and other strategic initiatives to be implemented across businesses and functions globally, in response to anticipated impacts from changes in the business and economic conditions arising out of the novel coronavirus (COVID-19) pandemic.
These initiatives, which include strategically re-aligned investments, are designed to: (1) support our long-term financial resilience and (2) simplify our operations in order to increase our ability to act as one company, strengthen our competitive positioning and better serve our customers. The majority of these initiatives are expected to be completed during fiscal years 2020 and 2021.
As a result of these initiatives, the Company currently expects to incur pre-tax charges of approximately $95 million to $115 million primarily during 2020, with some charges expected in 2021. The expected charges are primarily comprised of employee severance and termination benefits, to be paid in cash, of approximately $55 million to $65 million and other charges, primarily non-cash charges related to exiting certain business activities, of approximately $40 million to $50 million. In connection with the workforce restructuring actions, the Company intends to provide, on a one-time basis, certain enhanced levels of severance support to certain affected employees.
Cost savings expected to be realized as a result of these strategic initiatives and further spending reductions are approximately $100 million to $120 million (“Cost Savings”), including approximately $70 million to $80 million of run-rate cost savings that the Company expects to realize exiting 2021 as a result of the workforce restructuring actions. These Cost Savings do not include any previously announced reductions in planned spending for 2020 in response to the COVID-19 pandemic.
This Current Report on Form 8-K contains information that may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of the Company, the Company’s restructuring and realignment plans and associated savings, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Many of these risks and uncertainties are currently amplified by and may continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic.
Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions; uncertainty of the magnitude, duration, geographic reach and impact on the global economy of the COVID-19 pandemic; the current, and uncertain future, impacts of the COVID-19 pandemic on our business, growth, projections, financial condition, operations, cash flows, and liquidity, including the impact of adverse economic conditions caused by the COVID-19 pandemic on our performance or customer markets; actual or potential other epidemics, pandemics or global health crises; the ability to successfully execute restructuring and realignment plans; higher than anticipated costs in implementing restructuring and realignment plans; the preliminary nature of our cost and savings estimates related to restructuring, realignment and related charges, including the timing of such charges and savings, which are subject to change as the Company makes decisions and refines estimates over time; timing delays in implementing restructuring, realignment and strategic initiatives; our ability to realize all of the cost savings and benefits anticipated in connection with restructuring and realignment; management and employee distraction resulting from planned actions; and ability to continue making strategic investments for growth. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 ("2019 Annual Report"), “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in subsequent filings we have made or may make with the Securities and Exchange Commission. All forward-looking statements made herein are based on information currently available to the Company as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
Date: June 3, 2020	By:	/s/ E. Mark Rajkowski
E. Mark Rajkowski
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

104.0	The cover page from Xylem Inc.'s Form 8-K, formatted in Inline XBRL (included as Exhibit 101).